UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2010

MOSYS, INC.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

755 N. Mathilda Avenue

Sunnyvale, California 94085

(Address of principal executive offices, with zip code)

(408) 731-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At the annual meeting of stockholders of MoSys, Inc. (the “Company”) on June 30, 2010, the stockholders approved the MoSys, Inc. 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”) and the MoSys, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”), both of which were previously approved by the Company’s board of directors.  A description of the terms and conditions of each plan was reported in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on May 26, 2010.

Although the 2010 ESPP became effective by its terms on July 1, 2010, it will remain inactive until such time as the Compensation Committee authorizes the commencement of an offering period under the 2010 ESPP.

Immediately after the annual meeting of stockholders on June 30, 2010, the Company’s board of directors terminated the Company’s Amended and Restated 2000 Stock Option and Equity Incentive Plan (the “Amended 2000 Plan”).  As a result, no future grants of awards will be made under the Amended 2000 Plan, and the remaining balance of shares reserved for such future awards have been released.  Shares subject to outstanding awards will continue to be reserved under the Amended 2000 Plan, however, and the Amended 2000 Plan will continue to govern such prior awards and the issuance of the shares pursuant to such awards, until the awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

Also on June 30, 2010, the Company’s board of directors terminated the Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”).  As a result, there will be no future offerings or share issuances pursuant to the 2000 ESPP.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2010, the Company held its annual meeting of stockholders at which stockholders voted on and approved each of the following proposals:

•             Proposal 1. Election of Leonard Perham, Carl Berg, Tommy Eng, Chi-Ping Hsu and James Kupec to serve as directors until the next annual meeting of stockholders.

•             Proposal 2. Approval of the adoption of the 2010 Equity Incentive Plan, and approval of the material terms of the 2010 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

•             Proposal 3. Approval of the adoption of the 2010 Employee Stock Purchase Plan.

•             Proposal 4. Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Voting results were as follows:

•             Proposal 1 — Election of Directors.

	For	Withheld	Broker Non-Vote
Carl E. Berg	15,546,862	992,231	13,040,009
Tommy Eng	16,314,892	224,201	13,040,009
James D. Kupec	12,478,615	4,060,478	13,040,009
Chi-Ping Hsu	15,665,969	873,124	13,040,009
Leonard Perham	13,324,930	3,214,163	13,040,009

•             Proposal 2 — Adoption of the 2010 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
11,428,201	5,018,742	92,150	13,040,009

•             Proposal 3 — Adoption of the 2010 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
16,382,367	77,745	78,981	13,040,009

•             Proposal 4 — Ratification of Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Vote
29,484,146	78,592	16,364	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: July 6, 2010	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer